Exhibit 99.1

Earnings Conference Call November 5, 2025 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports Third Quarter 2025 Results

HOUSTON, TX, November 5, 2025 – DNOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2025.

Merger with MRC Global Inc. (NYSE: MRC)

•	On June 26, 2025, DNOW and MRC Global jointly announced a definitive merger agreement under which DNOW will acquire MRC Global in an all-stock transaction valued at approximately $1.5 billion

•

The transaction was unanimously approved by both the DNOW and MRC Global boards of directors and is currently anticipated to close in the fourth quarter of 2025, subject to the satisfaction or waiver of closing conditions

Third Quarter 2025 Highlights

•	Revenue was $634 million

•	Net income attributable to DNOW Inc. was $25 million, or $0.23 per diluted share

•	Non-GAAP net income attributable to DNOW Inc. excluding other costs was $28 million, or $0.26 per diluted share

•	EBITDA excluding other costs was $51 million or 8.0% of revenue

•	Cash provided by operating activities was $43 million

•	Cash and cash equivalents was $266 million and long-term debt was zero at September 30, 2025 with total liquidity of approximately $629 million

David Cherechinsky, President and CEO of DNOW, added, “I am proud of our DNOW team for the impressive results achieved in the third quarter, with $51 million in EBITDA, or 8.0% of revenue. We extended our strong performance into the third quarter, achieving our highest level of revenue since the fourth quarter of 2019.

We are expecting to close our proposed merger to acquire MRC Global Inc. in an all-stock transaction during the fourth quarter. This merger will unite two global and industrial infrastructure organizations with a complementary portfolio of high-quality products, services and supply chain solutions.

We ended the quarter adding to an already stellar balance sheet with $266 million in cash and zero debt. We will continue to focus on what sets DNOW apart, prioritizing customer service, innovation in supply chain management combined with a solutions-oriented approach that delivers value for our customers and suppliers, while maintaining a balance sheet which provides a solid foundation for continued growth.

We believe 2025 will represent our fifth consecutive year of growth and are forecasting our best full-year earnings ever as a public company, in terms of total EBITDA results.

I would like to thank all the women and men of DNOW for their continued hard work and dedication to our pursuit of success.”

Prior to the earnings conference call a presentation titled “DNOW Third Quarter 2025 Earnings Presentation” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of over 160 years. Headquartered in Houston, Texas, with approximately 2,500 employees and a network of locations, we offer a broad set of supply chain solutions combined with a suite of digital offerings branded as DigitalNOW® that provide customers access to highly complementary digital commerce, data and information management channels. Our locations provide products and solutions to exploration and production, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction as well as companies operating in the decarbonization, energy evolution and renewables end market.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$266	$256
Receivables, net	429	388
Inventories, net	377	352
Prepaid and other current assets	24	32

Total current assets	1,096	1,028
Property, plant and equipment, net	149	157
Deferred income taxes	76	93
Goodwill	235	230
Intangibles, net	60	65
Other assets	44	48

Total assets	$1,660	$1,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$305	$300
Accrued liabilities	118	130
Other current liabilities	12	12

Total current liabilities	435	442
Long-term operating lease liabilities	25	29
Other long-term liabilities	15	22

Total liabilities	475	493
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 105,011,966 and 105,652,963 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	2,001	2,023
Accumulated deficit	(675)	(747)
Accumulated other comprehensive loss	(145)	(153)

DNOW Inc. stockholders’ equity	1,182	1,124
Noncontrolling interest	3	4

Total stockholders’ equity	1,185	1,128

Total liabilities and stockholders’ equity	$1,660	$1,621

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Revenue	$634	$606	$628	$1,861	$1,802
Operating expenses:
Cost of products	489	471	484	1,433	1,400
Warehousing, selling and administrative	112	107	112	333	313
Impairment and other charges	—	5	—	—	5

Operating profit	33	23	32	95	84
Other income (expense)	(1)	(1)	—	(1)	—

Income before income taxes	32	22	32	94	84
Income tax provision	7	9	7	21	25

Net income	25	13	25	73	59
Net income attributable to noncontrolling interest	—	—	—	1	1

Net income attributable to DNOW Inc.	$25	$13	$25	$72	$58

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.23	$0.12	$0.24	$0.66	$0.53

Diluted	$0.23	$0.12	$0.23	$0.66	$0.53

Weighted-average common shares outstanding, basic	105	106	105	105	107

Weighted-average common shares outstanding, diluted	106	107	106	106	107

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Revenue:
United States	$527	$482	$528	$1,529	$1,429
Canada	53	65	48	163	187
International	54	59	52	169	186

Total revenue	$634	$606	$628	$1,861	$1,802

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) EBITDA excluding other costs as a percentage of revenue, (iii) net income attributable to DNOW Inc. excluding other costs, (iv) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs, and (v) free cash flow. We use these non-GAAP financial measures to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the financial performance of our business. These non-GAAP financial measures are not intended to replace the GAAP financial measures. Free cash flow is net cash provided by (used in) operating activities adjusted for purchases of property, plant and equipment, and the remaining non-GAAP financial measures exclude the impact of certain other items. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein. Totals in the schedules herein may not foot due to rounding.

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three months ended						Nine months ended
	September 30,				June 30,		September 30,
	2025	As a % of revenue	2024	As a % of revenue	2025	As a % of revenue	2025	As a % of revenue	2024	As a % of revenue
GAAP net income attributable to DNOW Inc.	$25	3.9%	$13	2.1%	$25	4.0%	$72	3.9%	$58	3.2%
Net income attributable to noncontrolling interest	—		—		—		1		1
Interest expense (income), net	—		(1)		(1)		(2)		(4)
Income tax provision	7		9		7		21		25
Depreciation and amortization	11		8		10		32		24
Other costs:
Stock-based compensation (1)	4		3		4		11		9
Other (2)	4		10		6		13		18

EBITDA excluding other costs	$51	8.0%	$42	6.9%	$51	8.1%	$148	8.0%	$131	7.3%

NET INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
GAAP net income attributable to DNOW Inc.	$25	$13	$25	$72	$58
Other (2)	4	10	6	13	18
Other tax expense (benefit) (3)	(1)	—	(2)	(4)	(2)

Other, net of tax (4)*	3	9	4	9	15

Net income attributable to DNOW Inc. excluding other costs	$28	$22	$29	$81	$73

*	Totals may not foot due to rounding.

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
GAAP diluted earnings per share attributable to DNOW Inc. stockholders	$0.23	$0.12	$0.23	$0.66	$0.53
Other, net of tax (4)	0.03	0.09	0.04	0.09	0.14

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs	$0.26	$0.21	$0.27	$0.75	$0.67

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

	Three months ended					Nine months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024
Net cash provided by (used in) operating activities	$43	$45	$(16)	$122	$74	$72	$176
Less: Purchases of property, plant and equipment	(4)	(4)	(6)	(3)	(2)	(14)	(6)

Free cash flow	$39	$41	$(22)	$119	$72	$58	$170

(1)	For the three and nine months ended September 30, 2025, stock-based compensation excludes less than $1 million and $1 million, respectively, as such amounts were reported in Other.

For the three months ended June 30, 2025, stock-based compensation excludes less than $1 million as such amounts were reported in Other.

(2)

For the three and nine months ended September 30, 2025, Other primarily included approximately $4 million and $12 million, respectively, of transaction-related charges and less than $1 million and $1 million, respectively, of International restructuring charges, both of which were included in warehousing, selling, and administrative.

For the three months ended September 30, 2024, Other was primarily related to the International restructuring charges of $8 million, of which approximately $5 million of foreign currency translation losses included in impairment and other charges, approximately $2 million of inventory write-downs included in cost of products and $1 million of other exit costs included in warehousing, selling and administrative; additionally, Other also included transaction-related charges of approximately $2 million recorded in warehousing, selling and administrative.

For the nine months ended September 30, 2024, Other included the International restructuring charges of $8 million mentioned above as well as transaction-related charges of approximately $10 million, of which $5 million were included in cost of products and approximately $5 million included in warehousing, selling and administrative.

For the three months ended June 30, 2025, Other primarily included approximately $6 million of transaction-related charges and less than $1 million of International restructuring charges, both of which were included in warehousing, selling, and administrative.

Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions.

(3)	For the three and nine months ended September 30, 2025, Other tax expense (benefit) represents tax benefit of approximately $1 million and $4 million, respectively, related to Other.

For the three and nine months ended September 30, 2024, Other tax expense (benefit) represents tax benefit of less than $1 million and approximately $2 million, respectively, related to Other.

For the three months ended June 30, 2025, Other tax expense (benefit) represents tax benefit of approximately $2 million related to Other.

The tax effect of Other is calculated based on the nature of the item and/or the tax jurisdiction in which the item has been incurred and applying the specific tax rate or tax treatment to each item included in Other.

(4)	Other, net of tax comprises Other and Other tax expense (benefit). See footnotes (2) and (3) for details.